CONTACT:	Jim Pach	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2019 SECOND QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. - August 13, 2019 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the second quarter (“Q2 2019”) and six months ended June 30, 2019.
“Our Q2 2019 operating loss from continuing operations of $843,000 included operating losses at our soon-to-be suspended Air Pollution Control (“APC”) China operations (“Beijing Fuel Tech”) of $540,000,” said Vincent J. Arnone, Chairman, President and CEO of Fuel Tech. “Excluding the impact of these Beijing Fuel Tech losses, our consolidated operating loss from continuing operations for Q2 2019 was approximately $300,000. We have substantially completed the wind down of our Beijing Fuel Tech operations and we expect that this process will be finished by year end. Upon completion, we expect to eliminate approximately $2.0 million in annual operating losses associated with Beijing Fuel Tech.
“Business development activity for our APC business segment has been slower than anticipated during the first half of this year, as many of the contracts that we had hoped to secure have been delayed or canceled by the end customer and in a couple of select cases lost to competing bids. As a result, Q2 2019 APC revenues declined from Q2 2018. We continue to pursue a promising pipeline of APC contract opportunities, particularly in the US, and we remain in various stages of negotiation with potential clients for contract award opportunities that we expect will close during 2019.
“Performance at FUEL CHEM® was strong, with Q2 2019 revenues rising 20% from Q2 2018 and operating income up 26%. We expect FUEL CHEM performance for the second half of 2019 to modestly improve from the level achieved in the first half of 2019.”

Mr. Arnone continued, “At June 30, 2019, total cash was $14.9 million, including restricted cash of $3.3 million, down from restricted cash of $6.0 million at December 31, 2018 reflecting our new credit agreement and reductions in our outstanding letters of credit with existing customers. Stockholders’ equity was $32.1 million, or $1.32 per share, and the Company had zero debt.”
Q2 2019 Consolidated Results Overview
Consolidated revenues declined to $8.9 million from $11.8 million in Q2 2018, reflecting lower revenues at APC partially offset by higher revenues at FUEL CHEM.
Gross margin was 43.6% of revenues compared to 31.4% of revenues in Q2 2018, reflecting the mix between APC and FUEL CHEM revenues recognized during the quarter and to an improvement in APC gross margin to 38.1% from 24.7% in Q2 2018.
SG&A expenses declined to $4.5 million from $4.8 million in Q2 2018. As a percentage of revenues, SG&A totaled 49.8% of revenues in Q2 2019 as compared to 40.2% of revenues in Q2 2018.
Net loss from continuing operations was $(0.9) million, or $(0.04) per diluted share, compared to net loss from continuing operations of $(1.7) million, or $(0.07) per diluted share, in Q2 2018. Net loss from continuing operations in Q2 2019 included the above-referenced losses at Beijing Fuel Tech of $0.5 million.
Capital projects backlog at June 30, 2019 was $8.0 million, $6.4 million of which was domestic.
APC segment revenues declined to $4.8 million from $8.4 million in Q2 2018, primarily the result of a lower capital projects backlog and a delay in new contract awards. APC gross margin was $1.8 million, or 38.1%, as compared to $2.1 million, or 24.7%, in Q2 2018. APC results for Q2 2019 included $0 revenues from Beijing Fuel Tech and an operating loss of $0.5 million. In Q2 2018, revenues from Beijing Fuel Tech were $0.7 million and the operating loss was $0.6 million.
FUEL CHEM segment revenues improved to $4.1 million from $3.4 million in Q2 2018, reflecting the addition of two new coal-fired units during Q2 2019. As previously announced, in addition to the normal sale of chemical as part of the FUEL CHEM program for the two new units that were installed during Q2 2019, this project included an order for approximately $0.9 million for equipment and installation that was realized as revenue in Q2 2019. These units are not base-loaded units and the revenue potential on an annualized basis will be driven by power demand and dispatch on a seasonal basis. When operational, these new units are expected to generate historical FUEL CHEM gross margin levels. Segment gross margin was 49.9% in Q2 2019 and 47.8% in Q2 2018.
Adjusted EBITDA loss was $(0.5) million compared to an Adjusted EBITDA loss of $(1.1) million in Q2 2018.

Six Month 2019 Overview
Consolidated revenues for the first six months of 2019 were $19.1 million as compared to $24.6 million in the same period last year, due primarily to the reasons cited above.
Gross margin was 41.4% as compared to 35.5% of revenues, due to the mix between APC and FUEL CHEM revenues recognized during the year and to the year on year improvement in APC gross margins.
SG&A expenses for the year declined 8.0% to $8.9 million from $9.7 million in the same period last year. On a total dollar basis, SG&A for the 2019 six-month period decreased by $0.8 million.
Net loss from continuing operations was $(2.2) million, or $(0.09) per share, compared to a net loss from continuing operations of $(1.9) million, $(0.08) per share, in the 2018 six-month period.
Results for the 2019 and 2018 six-month periods included revenues from Beijing Fuel Tech of $0.3 million and $1.3 million, respectively, and operating losses of $1.4 million and $1.2 million, respectively.
Adjusted EBITDA loss was $(1.4) million compared to an Adjusted EBITDA loss of $(1.1) million in last year’s six month period.
Mr. Arnone concluded, “We continue to progress in developing our DGI™ Dissolved Gas Infusion (water) technology business and are in discussions with multiple potential customers. We target to have a demonstration up-and-running before the end of this year. While we do not expect our water treatment technology venture to have a significant impact on near-term results, we do look forward to it being a significant contributor in future years.”
Conference Call
Management will host a conference call on Wednesday, August 14, 2019 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic)

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	June 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$11,664	$12,039
Restricted cash	2,768	6,020
Accounts receivable, net of allowance for doubtful accounts of $1,216 and $1,411, respectively	14,627	18,399
Inventories, net	317	957
Prepaid expenses and other current assets	2,241	3,184
Income taxes receivable	129	118
Total current assets	31,746	40,717
Property and equipment, net of accumulated depreciation of $26,481 and $26,528, respectively	5,832	5,976
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $6,601 and $6,608, respectively	1,070	1,164
Restricted cash	487	—
Right-of-use operating lease assets	1,293	—
Assets held for sale	396	485
Other assets	1,041	1,261
Total assets	$43,981	$51,719
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,890	$9,499
Accrued liabilities:
Operating lease liabilities - current	472	—
Employee compensation	947	1,563
Other accrued liabilities	5,282	6,099
Total current liabilities	10,591	17,161
Operating lease liabilities - non-current	810	—
Deferred income taxes	172	171
Other liabilities	290	335
Total liabilities	11,863	17,667
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 24,843,668 and 24,825,891 shares issued, and 24,186,824 and 24,170,585 shares outstanding, respectively	248	248
Additional paid-in capital	139,211	138,992
Accumulated deficit	(104,707)	(102,495)
Accumulated other comprehensive loss	(1,224)	(1,285)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,486)	(1,484)
Total stockholders’ equity	32,118	34,052
Total liabilities and stockholders’ equity	$43,981	$51,719

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$8,948	$11,847	$19,103	$24,638
Costs and expenses:
Cost of sales	5,050	8,125	11,191	15,891
Selling, general and administrative	4,455	4,763	8,913	9,684
Restructuring charge	30	—	625	—
Research and development	205	261	471	549
Intangible assets abandonment	51	317	51	317
	9,791	13,466	21,251	26,441
Operating loss from continuing operations	(843)	(1,619)	(2,148)	(1,803)
Interest expense	(3)	—	(4)	—
Interest income	9	—	11	2
Other expense	(97)	(59)	(72)	(67)
Loss from continuing operations before income taxes	(934)	(1,678)	(2,213)	(1,868)
Income tax expense	(2)	(1)	(2)	(2)
Net loss from continuing operations	(936)	(1,679)	(2,215)	(1,870)
Loss from discontinued operations (net of income tax benefit of $0 in 2019 and 2018)	(9)	(74)	(19)	(99)
Net loss	$(945)	$(1,753)	$(2,234)	$(1,969)
Net loss per common share:
Basic
Continuing operations	$(0.04)	$(0.07)	$(0.09)	$(0.08)
Discontinued operations	$—	$—	$—	$—
Basic net loss per common share	$(0.04)	$(0.07)	$(0.09)	$(0.08)
Diluted
Continuing operations	$(0.04)	$(0.07)	$(0.09)	$(0.08)
Discontinued operations	$—	$—	$—	$—
Diluted net loss per common share	$(0.04)	$(0.07)	$(0.09)	$(0.08)
Weighted-average number of common shares outstanding:
Basic	24,187,000	24,170,000	24,182,000	24,158,000
Diluted	24,187,000	24,170,000	24,182,000	24,158,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(945)	$(1,753)	$(2,234)	$(1,969)
Other comprehensive income (loss):
Foreign currency translation adjustments	(43)	(594)	61	(178)
Unrealized losses from marketable securities, net of tax	—	(2)	—	(3)
Total other comprehensive income	(43)	(596)	61	(181)
Comprehensive income (loss)	$(988)	$(2,349)	$(2,173)	$(2,150)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2019	2018
Operating Activities
Net loss	$(2,234)	$(1,969)
Loss from discontinued operations	19	99
Net loss from continuing operations	(2,215)	(1,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	478	355
Amortization	68	106
Loss on disposal of equipment	2	17
Provision for doubtful accounts, net of recoveries	—	(62)
Intangible assets abandonment	51	317
Stock-based compensation, net of forfeitures	219	38
Changes in operating assets and liabilities:
Accounts receivable	3,870	(1,766)
Inventories	640	213
Prepaid expenses, other current assets and other non-current assets	1,163	229
Accounts payable	(5,595)	714
Accrued liabilities and other non-current liabilities	(1,485)	(1,760)
Net cash used in operating activities - continuing operations	(2,804)	(3,469)
Net cash used in operating activities - discontinued operations	(19)	(43)
Net cash used in operating activities	(2,823)	(3,512)
Investing Activities
Purchases of equipment and patents	(359)	(214)
Proceeds from the sale of equipment	—	2
Net cash used in investing activities	(359)	(212)
Financing Activities
Taxes paid on behalf of equity award participants	(2)	(13)
Net cash used in financing activities	(2)	(13)
Effect of exchange rate fluctuations on cash	44	(217)
Net decrease in cash, cash equivalents and restricted cash	(3,140)	(3,954)
Cash, cash equivalents, and restricted cash at beginning of period	18,059	14,386
Cash, cash equivalents and restricted cash at end of period	$14,919	$10,432

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended June 30, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$4,803	$4,145	$—	$8,948
Cost of sales	(2,975)	(2,075)	—	(5,050)
Gross margin	1,828	2,070	—	3,898
Selling, general and administrative	—	—	(4,455)	(4,455)
Restructuring charge	(30)	—	—	(30)
Research and development	—	—	(205)	(205)
Intangible assets abandonment	—	—	(51)	(51)
Operating income (loss) from continuing operations	$1,798	$2,070	$(4,711)	$(843)

Three months ended June 30, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$8,407	$3,440	$—	$11,847
Cost of sales	(6,328)	(1,797)	—	(8,125)
Gross margin	2,079	1,643	—	3,722
Selling, general and administrative	—	—	(4,763)	(4,763)
Research and development	—	—	(261)	(261)
Intangible assets abandonment	—	—	(317)	(317)
Operating income (loss) from continuing operations	$2,079	$1,643	$(5,341)	$(1,619)

Six Months Ended June 30, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,592	$8,511	$—	$19,103
Cost of sales	(6,864)	(4,327)	—	(11,191)
Gross margin	3,728	4,184	—	7,912
Selling, general and administrative	—	—	(8,913)	(8,913)
Restructuring charge	(625)	—	—	(625)
Research and development	—	—	(471)	(471)
Intangible assets abandonment	—	—	(51)	(51)
Operating income (loss) from continuing operations	$3,103	$4,184	$(9,435)	$(2,148)

Six months ended June 30, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$16,990	$7,648	$—	$24,638
Cost of sales	(11,924)	(3,967)	—	(15,891)
Gross margin	5,066	3,681	—	8,747
Selling, general and administrative	—	—	(9,684)	(9,684)
Research and development	—	—	(549)	(549)
Intangible assets abandonment	—	—	(317)	(317)
Operating income (loss) from continuing operations	$5,066	$3,681	$(10,550)	$(1,803)

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
United States	$7,562	$8,830	$16,377	$19,072
Foreign	1,386	3,017	2,726	5,566
	$8,948	$11,847	$19,103	$24,638

	June 30, 2019	December 31, 2018
Assets:
United States	$33,777	$36,784
Foreign	10,204	14,935
	$43,981	$51,719

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(945)	$(1,753)	$(2,234)	$(1,969)
Interest income	(9)	—	(10)	(2)
Income tax expense	2	1	2	2
Depreciation expense	234	160	478	355
Amortization expense	36	53	68	106
EBITDA	(682)	(1,539)	(1,696)	(1,508)
Intangible assets abandonment	51	374	51	374
Stock compensation expense	123	97	219	38
ADJUSTED EBITDA	(508)	(1,068)	(1,426)	(1,096)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.